Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Katharine W. Kenny

Vice President, Investor Relations

(804) 788-1824

MASSEY ENERGY ANNOUNCES PROPOSED

PRIVATE OFFERING OF SENIOR NOTES

Richmond, Virginia, November 30, 2005—Massey Energy Company (NYSE:MEE) announced today that, as a part of its current refinancing efforts, it proposes to make a private offering of $725.0 million in aggregate principal amount of senior notes due 2013. The Company intends to use the proceeds of the proposed offering to fund the purchase of any and all of its 6.95% senior notes due 2007 with an outstanding aggregate principal amount of $220.1 million, the redemption of any of its 6.95% senior notes due 2007 that are not tendered, the purchase of any and all of its 4.75% convertible notes due 2024 with an outstanding aggregate principal amount of $132.0 million, the cash payment related to the exchange offer for its 2.25% convertible senior notes due 2024 with an outstanding aggregate principal amount of $175.0 million, and for general corporate purposes.

The securities proposed to be offered have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities.

Massey Energy Company, headquartered in Richmond, Virginia, with operations in West Virginia, Kentucky and Virginia, is the fourth largest coal company in the United States based on produced coal revenue.

FORWARD-LOOKING STATEMENTS: Certain statements in this press release are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect current analysis of existing information. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, the Company’s actual results may differ materially from its expectations or projections. Factors potentially contributing to such differences include, among others: market demand for coal, electricity and steel which could adversely affect the Company’s operating results and cash flows; future economic or capital market conditions; deregulation of the electric utility industry; competition in coal markets; inherent risks of coal mining beyond the Company’s control, including weather and geologic conditions; the Company’s ability to expand mining capacity; the Company’s future production capabilities; failure to receive anticipated new contracts; customer cancellations of, or breaches to, existing contracts; customer delays or defaults in making payments; the Company’s ability to manage production costs; fluctuations in the demand for, price and availability of, coal due to labor and transportation costs and disruptions, governmental policies and regulatory actions, legal and administrative proceedings, settlements, investigations and claims, foreign currency changes and other factors; and greater than expected environmental and safety regulation, costs and liabilities. The forward-looking statements are also based on various operating assumptions regarding, among other things, overhead costs and employment levels that may not be realized. While most risks affect only future costs or revenues anticipated by the Company, some risks might relate to accruals that have already been reflected in earnings. The Company’s failure to receive payments of accrued amounts could result in a charge against future earnings.

Additional information concerning these and other factors can be found in press releases as well as Massey’s public filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2004, which was filed on March 16, 2005, and subsequently filed interim reports. Massey’s filings are available either publicly, on the Investor Relations page of Massey’s website, http://www.masseyenergyco.com, or upon request from Massey’s Investor Relations Department: (866) 814-6512 (toll free). Massey disclaims any intent or obligation to update its forward- looking statements. For further information, please call Katharine W. Kenny, Vice President of Investor Relations (804-788-1824) or contact the Company via its website at http://www.masseyenergyco.com, Investor Relations.

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